                                                                EXHIBIT 99.00



                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549





                                    FORM 11-K


         ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT
 X       OF 1934 [FEE REQUIRED] FOR THE FISCAL YEAR ENDED JUNE 30, 1998
----

                                       OR


/ / TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED] FOR THE TRANSITION PERIOD FROM _________ TO ___________________ COMMISSION FILE NUMBER ________________________





                  Profit Sharing Plan of Comshare, Incorporated

                             Full Title of the plan.


        Comshare, Incorporated, 555 Briarwood Circle, Ann Arbor, MI 48108


                Name of issuer of securities held pursuant to the
                 plan and the address of its principal executive offices.

                               PROFIT SHARING PLAN

                            OF COMSHARE, INCORPORATED

                FINANCIAL STATEMENTS AS OF JUNE 30, 1998 AND 1997

                   AND FOR THE THREE YEARS ENDED JUNE 30, 1998

             TOGETHER WITH REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS





To the Plan Administrator
    of the Profit Sharing Plan
    of Comshare, Incorporated:



We have audited the accompanying statements of net assets available for benefits of the PROFIT SHARING PLAN OF COMSHARE, INCORPORATED (the "Plan") as of June 30, 1998 and 1997, and the related statements of changes in net assets available for benefits for the years ended June 30, 1998, 1997 and 1996. These financial statements and the schedules referred to below are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of June 30, 1998 and 1997 and the changes in net assets available for benefits for the years ended June 30, 1998, 1997 and 1996 in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes and reportable transactions are presented for purposes of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.



                                                          ARTHUR ANDERSEN LLP


Detroit, Michigan,
  September 24, 1998.

                               PROFIT SHARING PLAN

                            OF COMSHARE, INCORPORATED

                   INDEX TO FINANCIAL STATEMENTS AND SCHEDULES




Statements of Net Assets Available for Benefits as of
   June 30, 1998 and 1997


Statements of Changes in Net Assets Available for Benefits for the Years Ended
   June 30, 1998, 1997 and 1996


Notes to Financial Statements


SCHEDULES

I.    Item 27a - Schedule of Assets Held
        for Investment Purposes as of June 30, 1998


II. Item 27d - Schedule of Reportable Transactions for the Year Ended June 30, 1998

                               PROFIT SHARING PLAN
                            OF COMSHARE, INCORPORATED
                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
                               AS OF JUNE 30, 1998

                                                                                                           Vanguard
                                     Vanguard        Vanguard    Vanguard      Vanguard       Vanguard    International
                                   Money Market-    Bond Index   Index 500     Wellington    U.S. Growth    Value        Comshare
                                  Prime Portfolio      Fund      Portfolio        Fund        Portfolio    Portfolio     Stock Fund
                                  --------------- ------------  -----------   -----------   ------------  ------------- -----------
RECEIVABLES:
  Employer's contribution           $    35,303   $    22,020   $   135,376   $    47,014   $    81,956   $    20,911   $    17,077
  Participants' contributions            12,950         7,476        54,180        17,467        30,458         6,565         3,122
  Accrued loan repayments                 2,337         1,245         5,589         2,159         1,567           117           994
                                    -----------   -----------   -----------   -----------   -----------   -----------   -----------
                                         50,590        30,741       195,145        66,640       113,981        27,593        21,193

INVESTMENTS, at market:
  Registered Investment Companies     2,175,116     2,037,147    14,142,676     3,063,642     4,139,597     1,162,573          --
  Company Stock Fund                       --            --            --            --            --            --       1,967,236
  Loans to participants                    --            --            --            --            --            --            --
                                    -----------   -----------   -----------   -----------   -----------   -----------   -----------
                                      2,175,116     2,037,147    14,142,676     3,063,642     4,139,597     1,162,573     1,967,236

NET ASSETS AVAILABLE
   FOR BENEFITS                     $ 2,225,706   $ 2,067,888   $14,337,821   $ 3,130,282   $ 4,253,578   $ 1,190,166   $ 1,988,429
                                    ===========   ===========   ===========   ===========   ===========   ===========   ===========




                                       Loan           1998
                                       Fund           Total
                                       ----           -----
RECEIVABLES:
  Employer's contribution           $      --     $   359,657
  Participants' contributions              --         132,218
  Accrued loan repayments                  --          14,008
                                    -----------   -----------
                                                      505,883

INVESTMENTS, at market:
  Registered Investment Companies          --      26,720,751
  Company Stock Fund                       --       1,967,236
  Loans to participants                 613,565       613,565
                                    -----------   -----------
                                        613,565    29,301,552

NET ASSETS AVAILABLE
   FOR BENEFITS                     $   613,565   $29,807,435
                                    ===========   ===========








       The accompanying notes are an integral part of this statement.

                               PROFIT SHARING PLAN
                            OF COMSHARE, INCORPORATED
                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
                               AS OF JUNE 30, 1997



                                                                                                            Vanguard
                                      Vanguard      Vanguard     Vanguard       Vanguard       Vanguard    International
                                   Money Market-   Bond Index    Index 500     Wellington    U.S. Growth      Value       Comshare
                                  Prime Portfolio    Fund        Portfolio        Fund        Portfolio     Portfolio    Stock Fund
                                  ---------------  ----------    ---------     ----------     ---------      ----------  ----------
RECEIVABLES:
 Employer's contribution           $    60,999   $    26,017   $   137,162   $    47,505   $    64,742   $    16,580   $    14,693
 Participants' contributions            13,511         7,250        49,207        18,990        28,971         8,436         8,476
 Accrued loan repayments                 3,178           923         6,398         2,304         3,076           522         1,725
                                   -----------   -----------   -----------   -----------   -----------   -----------   -----------
                                        77,688        34,190       192,767        68,799        96,789        25,538        24,894

INVESTMENTS, at market:
 Registered Investment Companies     2,721,591     1,395,409    13,291,055     2,465,188     3,314,385       860,658          --
 Company Stock Fund                       --            --            --            --            --            --       1,727,122
 Loans to participants                    --            --            --            --            --            --            --
                                   -----------   -----------   -----------   -----------   -----------   -----------   -----------
                                     2,721,591     1,395,409    13,291,055     2,465,188     3,314,385       860,658     1,727,122

NET ASSETS AVAILABLE
   FOR BENEFITS                    $ 2,799,279   $ 1,429,599   $13,483,822   $ 2,533,987   $ 3,411,174   $   886,196   $ 1,752,016
                                   ===========   ===========   ===========   ===========   ===========   ===========   ===========



                                       Loan           1997
                                       Fund          Total
                                       ----          -----

RECEIVABLES:
 Employer's contribution           $      --     $   367,698
 Participants' contributions              --         134,841
 Accrued loan repayments                  --          18,126
                                   -----------   -----------
                                          --         520,665

INVESTMENTS, at market:
 Registered Investment Companies          --      24,048,286
 Company Stock Fund                       --       1,727,122
 Loans to participants                 718,567       718,567
                                   -----------   -----------
                                       718,567    26,493,975

NET ASSETS AVAILABLE
   FOR BENEFITS                    $   718,567   $27,014,640
                                   ===========   ===========





         The accompanying notes are an integral part of this statement.

                               PROFIT SHARING PLAN
                            OF COMSHARE, INCORPORATED
            STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                        FOR THE YEAR ENDED JUNE 30, 1998

                                                Vanguard          Vanguard       Vanguard         Vanguard        Vanguard
                                             Money Market-       Bond Index      Index 500       Wellington      U.S. Growth
INVESTMENT INCOME:                          Prime Portfolio         Fund         Portfolio           Fund         Portfolio
                                            ---------------      ----------      ---------       ----------       ---------
     Unrealized appreciation (depreciation)
       of investments                         $         --    $     47,812    $  2,862,094    $    212,265    $    803,392
     Interest and dividend income                  124,206         100,370         288,750         225,350         114,946
     Realized gain (loss) on investments                --           7,799         435,455          37,457          92,904
                                              ------------    ------------    ------------    ------------    ------------
                                                   124,206         155,981       3,586,299         475,072       1,011,242

CONTRIBUTIONS:
     Employer                                       77,475          52,477         308,122         104,902         175,660
     Participants                                  154,792          99,246         683,480         227,131         451,792
                                              ------------    ------------    ------------    ------------    ------------
                                                   232,267         151,723         991,602         332,033         627,452

LOAN ORIGINATIONS                                  (25,941)        (32,490)        (60,753)        (31,662)        (12,979)

LOAN REPAYMENTS                                     42,235          18,861          91,026          42,569          35,538


INTERFUND TRANSFERS, NET                          (549,030)        564,764      (1,836,406)        328,025         360,978


DISTRIBUTIONS TO PARTICIPANTS                     (397,310)       (220,550)     (1,917,769)       (549,742)     (1,179,827)
                                              ------------    ------------    ------------    ------------    ------------

     Increase (decrease) in Net Assets            (573,573)        638,289         853,999         596,295         842,404
       Available for Benefits

NET ASSETS AVAILABLE FOR
 BENEFITS BEGINNING OF YEAR                      2,799,279       1,429,599      13,483,822       2,533,987       3,411,174
                                              ------------    ------------    ------------    ------------    ------------


NET ASSETS AVAILABLE FOR
 BENEFITS END OF YEAR                         $  2,225,706    $  2,067,888    $ 14,337,821    $  3,130,282    $  4,253,578
                                              ============    ============    ============    ============    ============




                                                Vanguard
                                             International
                                                 Value          Comshare            Loan          1998
INVESTMENT INCOME:                              Portfolio       Stock Fund          Fund          Total
                                             -------------      ----------          ----          -----

     Unrealized appreciation (depreciation)
       of investments                         $    (53,849)   $   (353,282)   $         --    $  3,518,432
     Interest and dividend income                   86,000              --          58,693         998,315
     Realized gain (loss) on investments           (29,857)        (85,949)             --         457,809
                                              ------------    ------------    ------------    ------------
                                                     2,294        (439,231)         58,693       4,974,556

CONTRIBUTIONS:
     Employer                                       42,866          29,363              --         790,865
     Participants                                  104,965          65,310              --       1,786,716
                                              ------------    ------------    ------------    ------------
                                                   147,831          94,673              --       2,577,581

LOAN ORIGINATIONS                                   (2,587)        (11,280)        177,692              --

LOAN REPAYMENTS                                      5,401          13,762        (249,392)             --



INTERFUND TRANSFERS, NET                           382,613         749,056              --              --



DISTRIBUTIONS TO PARTICIPANTS                     (231,582)       (170,567)        (91,995)     (4,759,342)
                                              ------------    ------------    ------------    ------------

     Increase (decrease) in Net Assets             303,970         236,413        (105,002)      2,792,795
       Available for Benefits

NET ASSETS AVAILABLE FOR
 BENEFITS BEGINNING OF YEAR                        886,196       1,752,016         718,567      27,014,640
                                              ------------    ------------    ------------    ------------



NET ASSETS AVAILABLE FOR
 BENEFITS END OF YEAR                         $  1,190,166    $  1,988,429    $    613,565    $ 29,807,435
                                              ============    ============    ============    ============





         The accompanying notes are an integral part of this statement.

                               PROFIT SHARING PLAN
                            OF COMSHARE, INCORPORATED
            STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                        FOR THE YEAR ENDED JUNE 30, 1997




                                                 Vanguard        Vanguard      Vanguard          Vanguard          Vanguard
                                               Money Market-    Bond Index    Index 500         Wellington       U.S. Growth
INVESTMENT INCOME:                            Prime Portfolio      Fund       Portfolio            Fund           Portfolio
                                              ---------------   ----------    ---------         ----------        ---------
     Unrealized appreciation (depreciation)
       of investments                         $         --    $     13,776    $  2,988,259    $    292,461    $    486,517
     Interest and dividend income                  158,926          99,058         257,917         180,140         260,689
     Realized gain  (loss) on investments               --           3,367         147,785          22,078          57,140
                                              ------------    ------------    ------------    ------------    ------------
                                                   158,926         116,201       3,393,961         494,679         804,346

CONTRIBUTIONS:
     Employer                                      109,690          59,534         321,794         111,672         152,579
     Participants                                  193,117         114,355         715,440         279,178         442,913
                                              ------------    ------------    ------------    ------------    ------------
                                                   302,807         173,889       1,037,234         390,850         595,492

LOAN ORIGINATIONS                                  (79,667)        (23,769)       (135,939)        (48,973)        (53,371)



LOAN REPAYMENTS                                     77,471          19,113          95,655          36,872          42,061

INTERFUND TRANSFERS, NET                           843,753        (422,305)       (363,905)       (449,832)        308,703

DISTRIBUTIONS TO PARTICIPANTS                   (1,640,541)       (185,293)     (1,246,043)       (323,371)     (1,408,716)
                                              ------------    ------------    ------------    ------------    ------------

     Increase (Decrease) in Net Assets
       Available for Benefits                     (337,251)       (322,164)      2,780,963         100,225         288,515

NET ASSETS AVAILABLE FOR
 BENEFITS BEGINNING OF YEAR                      3,136,530       1,751,763      10,702,859       2,433,762       3,122,659
                                              ------------    ------------    ------------    ------------    ------------

NET ASSETS AVAILABLE FOR
 BENEFITS END OF YEAR                         $  2,799,279    $  1,429,599    $ 13,483,822    $  2,533,987    $  3,411,174
                                              ============    ============    ============    ============    ============




                                                 Vanguard
                                               International
                                                  Value        Comshare           Loan            1997
INVESTMENT INCOME:                              Portfolio     Stock Fund          Fund            Total
                                               -------------  ----------          ----            -----
     Unrealized appreciation (depreciation)
       of investments                         $    (10,758)   $ (1,581,935) $           --    $  2,188,320
     Interest and dividend income                  188,680              --          67,303       1,212,713
     Realized gain  (loss) on investments          (59,278)       (749,905)             --        (578,813)
                                              ------------    ------------    ------------    ------------
                                                   118,644      (2,331,840)         67,303       2,822,220

CONTRIBUTIONS:
     Employer                                       41,359          22,063              --         818,691
     Participants                                  136,118          89,656              --       1,970,777
                                              ------------    ------------    ------------    ------------
                                                   177,477         111,719              --       2,789,468

LOAN ORIGINATIONS                                   (7,120)        (58,658)        407,497

LOAN REPAYMENTS                                     18,271          34,110        (323,553)             --

INTERFUND TRANSFERS, NET                          (199,170)        282,756              --              --

DISTRIBUTIONS TO PARTICIPANTS                     (342,947)       (267,340)        (68,342)     (5,482,593)
                                              ------------    ------------    ------------    ------------

     Increase (Decrease) in Net Assets
       Available for Benefits                     (234,845)     (2,229,253)         82,905         129,095

NET ASSETS AVAILABLE FOR
 BENEFITS BEGINNING OF YEAR                      1,121,041       3,981,269         635,662      26,885,545
                                              ------------    ------------    ------------    ------------

NET ASSETS AVAILABLE FOR
 BENEFITS END OF YEAR                         $    886,196    $  1,752,016    $    718,567    $ 27,014,640
                                              ============    ============    ============    ============







        The accompanying notes are an integral part of this statement.

                               PROFIT SHARING PLAN
                            OF COMSHARE, INCORPORATED
            STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                        FOR THE YEAR ENDED JUNE 30, 1996





                                                   Vanguard        Vanguard      Vanguard        Vanguard         Vanguard
                                                Money Market-     Bond Index     Index 500      Wellington        U.S. Growth
INVESTMENT INCOME:                             Prime Portfolio       Fund        Portfolio         Fund           Portfolio
                                               ---------------    ----------     ---------      ----------        -----------
     Unrealized appreciation (depreciation)
       of investments                         $         --    $    (30,758)   $  1,674,861    $    196,661    $    472,563
     Interest and dividend income                  178,792         107,802         219,446         120,986          82,532
     Realized gain on investments                       --             937         141,928          47,203          31,118
                                              ------------    ------------    ------------    ------------    ------------
                                                   178,792          77,981       2,036,235         364,850         586,213

CONTRIBUTIONS:
     Employer                                       97,516          95,724         434,895         180,635         156,646
     Participants                                  242,547         166,416         587,678         265,954         238,877
                                              ------------    ------------    ------------    ------------    ------------
                                                   340,063         262,140       1,022,573         446,589         395,523

TRANSFER OF ASSETS FROM
     OTHER PLANS                                        --              --              --              --              --

LOAN ORIGINATIONS                                  (67,911)        (36,006)        (93,771)        (28,087)        (28,488)

LOAN REPAYMENTS                                     77,916          21,485         123,139          50,137          47,321

INTERFUND TRANSFERS, NET                          (798,285)       (168,273)        845,839         152,052         569,951


DISTRIBUTIONS TO PARTICIPANTS                     (392,844)        (63,287)     (1,309,944)       (475,426)       (106,104)
                                              ------------    ------------    ------------    ------------    ------------

     Increase (decrease) in Net Assets            (662,269)         94,040       2,624,071         510,115       1,464,416
       Available for Benefits

NET ASSETS AVAILABLE FOR
 BENEFITS BEGINNING OF YEAR                      3,798,799       1,657,723       8,078,788       1,923,647       1,658,243
                                              ------------    ------------    ------------    ------------    ------------

NET ASSETS AVAILABLE FOR
 BENEFITS END OF YEAR                         $  3,136,530    $  1,751,763    $ 10,702,859    $  2,433,762    $  3,122,659
                                              ============    ============    ============    ============    ============






                                                  Vanguard
                                               International
                                                  Value        Comshare            Loan            1996
INVESTMENT INCOME:                              Portfolio     Stock Fund           Fund            Total
                                               -------------  ----------           ----            -----
     Unrealized appreciation (depreciation)
       of investments                         $     10,636    $  1,424,698    $         --    $  3,748,661
     Interest and dividend income                   95,269              --          53,701         858,528
     Realized gain on investments                    5,530         177,244              --         403,960
                                              ------------    ------------    ------------    ------------
                                                   111,435       1,601,942          53,701       5,011,149

CONTRIBUTIONS:
     Employer                                       56,055          18,778              --       1,040,249
     Participants                                  109,048          40,930              --       1,651,450
                                              ------------    ------------    ------------    ------------
                                                   165,103          59,708              --       2,691,699

TRANSFER OF ASSETS FROM
     OTHER PLANS                                        --       3,183,333              --       3,183,333

LOAN ORIGINATIONS                                   (7,880)        (61,411)        323,554              --

LOAN REPAYMENTS                                     21,707           3,122        (344,827)             --

INTERFUND TRANSFERS, NET                           (15,567)       (585,717)             --

DISTRIBUTIONS TO PARTICIPANTS                      (56,811)       (219,708)        (11,190)     (2,635,314)
                                              ------------    ------------    ------------    ------------

     Increase (decrease) in Net Assets             217,987       3,981,269          21,238       8,250,867
       Available for Benefits

NET ASSETS AVAILABLE FOR
 BENEFITS BEGINNING OF YEAR                        903,054              --         614,424      18,634,678
                                              ------------    ------------    ------------    ------------

NET ASSETS AVAILABLE FOR
 BENEFITS END OF YEAR                         $  1,121,041    $  3,981,269    $    635,662    $ 26,885,545
                                              ============    ============    ============    ============








         The accompanying notes are an integral part of this statement.

                             PROFIT SHARING PLAN

                          OF COMSHARE, INCORPORATED

                        NOTES TO FINANCIAL STATEMENTS



(1)   DESCRIPTION OF THE PLAN

      The information discussed below is a summary only and reference should be made to the Profit Sharing Plan of Comshare, Incorporated (the "Plan") or inquiries made of the Plan Administrator for more complete information.

      (a)     General

              The Plan is a defined contribution plan covering eligible employees of Comshare, Incorporated (the "Company"). The Plan provides retirement benefits and is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). The Company administers the Plan and pays all plan administration costs, including fees paid to the Trustee. The operating expenses of the investment advisor are netted from the returns of the funds.

              The Employee Stock Ownership Plan (ESOP) of Comshare, Incorporated was merged with the Plan effective October 1, 1995. All of the assets of the ESOP which consisted primarily of Comshare common stock were transferred to the Plan and placed in the new Comshare Stock Fund.

      (b)     Trustee and Investment Advisor

              As of June 30, 1998 the Plan held all investments with Vanguard Fiduciary Trust Company (the "Trustee" and "Investment Advisor").

              In accordance with the Trust Agreement, the Trustee holds and administers the Plan's assets and executes transactions therewith for the purpose of providing benefits as described in the Plan agreement. The Investment Advisor executes all investment transactions.

      (c)     Management Estimates

              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.


      (d)     Contributions

              The Plan provides for annual employer fixed contributions equal to 2% of eligible participants' compensation. In addition, the Company may make discretionary contributions, the amount of which is determined by the Board of Directors. There were no discretionary contributions in 1998 or 1997. The discretionary contributions in 1996 were $234,000. To qualify for such employer contributions for any given Plan year, a participant must be credited with 1,000 or more hours of service during the Plan year and be employed by the Company on the last day of the Plan year.

                               PROFIT SHARING PLAN

                            OF COMSHARE, INCORPORATED

                          NOTES TO FINANCIAL STATEMENTS

                                   (continued)


              Participants may make before-tax contributions, subject to Internal Revenue Service limitations. Participants are eligible for employer matching contributions equal to 50% of the participant's before-tax contributions up to 6% of their compensation.

      (e)     Investment Options

              As of June 30, 1998 the investment options available to participants are as follows: (1) Vanguard Money Market - Prime Portfolio, a money market fund, consisting of investments with maturities of one year or less; (2) Vanguard Bond Index Fund, an intermediate bond fund, consisting primarily of investments in U.S. Government and corporate bonds; (3) Vanguard Index 500 Portfolio, a diversified equity fund, consisting of investments in the stocks included in the Standard & Poors' 500 Index; (4) Vanguard Wellington Fund, a balanced fund, consisting of investments in both stocks and bonds; (5) Vanguard United States Growth Portfolio, a growth stock fund, consisting of investments in common stocks of companies with above-average growth potential;
              (6) Vanguard International Value Portfolio, an international equity fund, consisting of investments in stocks of companies based outside the United States; and (7) Comshare Stock Fund, a fund investing in the common stock of Comshare, Inc. There are no guaranteed rates of returns for these funds.

              Participants may change their investment election daily for new contributions or loans repaid to the Plan. Contributions to the Plan are invested directly by the Trustee into the investment options based on participant elections.

      (f)     Vesting and Eligibility

              All full-time employees and certain part-time employees are eligible to make employee before-tax contributions to the Plan at the beginning of the calendar quarter following the date of hire. Eligible participants begin sharing in employer contributions after completing one year of service. As of June 30, 1998 there were 253 active participants.

              Participants vest in employer discretionary contributions according to a five year schedule. Participants completing at least 1,000 hours of service in a given plan year are credited with an increase in vesting for such plan year. Full vesting also occurs upon retirement at age 65, or after death or total disability. Employer matching contributions vest according to a five year schedule (prior to 1/1/98 a seven year schedule was in effect) for participants with targeted compensation greater than the social security wage base. All other participants are fully vested in employer matching contributions.

              Employee contributions and employer fixed contributions are always fully vested.

                               PROFIT SHARING PLAN

                            OF COMSHARE, INCORPORATED

                          NOTES TO FINANCIAL STATEMENTS

                                   (continued)



      (g)     Loans and Hardship Withdrawals

              The Plan provides for hardship withdrawals in certain circumstances and for loans to participants. Loans are limited to 50% of a participant's vested balance, and bear interest comparable to competitive bank rates for loans of similar purpose. Loans are repaid through payroll withholding, and typically mature within five years with a maximum maturity of twenty years. A 10% excise tax is imposed upon hardship withdrawals.

      (h)     Benefit Distributions

              Distribution of the vested amounts in a participant's account can be made upon termination of employment or upon retirement. Benefits are paid, at the option of the participant, in a lump sum payment or in periodic payments of substantially equal amounts for a specified number of years, not to exceed ten.

      (i)     Benefits Payable

              As of June 30, 1998 and 1997, the net assets available for benefits included $6,046,158 and $1,501,183, respectively, for benefits payable that were due but undistributed to participants as a result of termination of employment or retirement. These amounts are shown as liabilities on Form 5500 and are the only reconciling item between the financial statements and Form 5500. In June of 1998, Comshare sold its Arthur Retail Business to JDA Software Group, Incorporated. As a result of the sale, employees working in the Arthur business were terminated by Comshare and hired by JDA . Of the benefits payable of $6,046,158 as of June 30, 1998, the portion related to terminated Arthur employees was $3,578,111.

      (j)     Allocation to Participants' Accounts

              The Trustee maintains the detailed accounts of the net assets available for benefits in the Plan. The Trustee values the fund for each investment option at market value on a daily basis. The net change in each fund's market value for the period is allocated to the accounts of participants within that fund in the same proportion that the balance of each participant's account bears to the total of the fund on the last day of the period. Interest income on loans to participants is credited directly to the individual participant's account. Company discretionary contributions and forfeitures are allocated to eligible participants' accounts in the same proportion that the participant's eligible compensation bears to the total eligible compensation of all participants for the year.

      (k)     Plan Termination

              Although it has not expressed the intent to do so, the Company has the right to terminate the Plan subject to the provisions of ERISA. In the event the Plan is terminated, the participants will become fully vested and will receive the balances in their individual accounts.

      (l)     Federal Income Tax Status

              The Plan obtained its latest determination letter dated September 16, 1996, in which the Internal Revenue Service stated that the Plan, as amended and restated effective July 1, 1994, was in compliance with the applicable requirements of the Internal Revenue Code (the "Code").

                               PROFIT SHARING PLAN

                            OF COMSHARE, INCORPORATED

                          NOTES TO FINANCIAL STATEMENTS

                                   (continued)

              The Plan has subsequently been amended and restated effective October 1, 1995 to reflect the merger with the ESOP. The Plan administrator is applying for a new determination letter. The Plan administrator and the Plan's tax counsel believe that the Plan is currently designed and being operated in compliance with the applicable requirements of the Code.

              Therefore, they believe that the Plan was qualified and the related trust was tax-exempt as of the financial statement date.

      (m)     Forfeitures

              Non-vested account balances of terminated employees are forfeited at the end of the quarter following the date of termination. Forfeitures were $61,836, $33,657 and $62,517 for the years ended June 30, 1998, 1997 and 1996, respectively. Forfeitures are allocated on a pro-rata basis to remaining participants.

(2)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      (a)     Basis of Accounting

              The financial statements have been prepared on the accrual basis of accounting.

      (b)     Investments

              Investment transactions are recorded by the Trustee on a trade date basis. Investments are stated in the Statement of Net Assets Available for Benefits at market value. Realized gains and losses on sale of investments and unrealized appreciation (depreciation) of investments are computed based on the difference between the market value of the investments at the beginning of the year, or at the time of purchase if acquired during the year, and the market value of investments when sold or at Plan year-end.

(3)   REPORTABLE TRANSACTIONS

      Transactions, or a series of transactions, in excess of 5% of Net Assets Available for Benefits at the beginning of the Plan year are reportable transactions under the provisions of ERISA. A list of such transactions is included in Schedule II.

(4)   SUBSEQUENT EVENTS

      As of September 24, 1998, the Company's stock was trading at $3.875 per share compared to $7.8125 per share at June 30, 1998. The investments in the Comshare Stock Fund consist primarily of the Company's stock which is valued in the accompanying Statement of Net Assets Available for Benefits at the June 30, 1998 share price.

                                                                     SCHEDULE I


                               PROFIT SHARING PLAN
                            OF COMSHARE, INCORPORATED
                             EIN: 38-1804887 PN: 001
                          ITEM 27a - SCHEDULE OF ASSETS
                HELD FOR INVESTMENT PURPOSES AS OF JUNE 30, 1998



                                                   (c) Description of Investment
   (a)        (b) Identity of Issue,                  Including Maturity Date,                                            (e)
                Borrower, Lessor,                  Rate of Interest, Collateral,                    (d)                 Current
                or Similar Party                       Par or Maturity Value                       Cost                  Value
              ----------------------               -----------------------------               --------------         ------------
              MUTUAL FUNDS:

   *          Vanguard Group                         2,175,116 units of Money                   $   2,175,116         $  2,175,116
                                                     Market - Prime Portfolio

   *          Vanguard Group                         200,309 units of Bond                          1,985,398            2,037,147
                                                     Index Fund

   *          Vanguard Group                         134,308 units of Index                         7,257,078           14,142,676
                                                     500 Portfolio

   *          Vanguard Group                         96,859 units of Wellington                     2,447,186            3,063,642
                                                     Fund

   *          Vanguard Group                         116,412 units of U.S. Growth                   2,779,921            4,139,597
                                                     Portfolio

   *          Vanguard Group                         44,407 units of International                  1,226,593            1,162,573
                                                     Value Portfolio

   *          Vanguard Group                         510,971 units of Comshare Stock                2,066,786            1,967,236
                                                     Fund                                       -------------         ------------

              Total Mutual Funds                                                                   19,938,078           28,687,987
                                                                                                -------------         ------------
              LOANS:

              Loans to plan participants             Interest rates range                             613,565              613,565
                                                     from  7.0% to 12.25%;                      -------------         ------------
                                                     maturing through December, 2016


                      TOTAL INVESTMENTS                                                         $  20,551,643         $ 29,301,552
                                                                                                =============         ============


* Represents a party-in-interest

                                                                     SCHEDULE II


                               PROFIT SHARING PLAN
                            OF COMSHARE, INCORPORATED
                             EIN: 38-1804887 PN: 001
                 ITEM 27D - SCHEDULE OF REPORTABLE TRANSACTIONS
                        FOR THE YEAR ENDED JUNE 30, 1998



          (a)                                        (b)                                     (c)               (d)            (g)
   Identity of Party                           Description of                              Purchase          Selling        Cost of
       Involved                                     Asset                                    Price            Price          Asset
   -----------------                           --------------                              --------          -------        -------
    Vanguard Group      Vanguard Money Market - Prime Portfolio                           $ 906,292             N/A            N/A

    Vanguard Group      Vanguard Bond Index Fund- Total Bond Market                         986,508             N/A            N/A

    Vanguard Group      Vanguard Index 500 Portfolio                                      1,958,943             N/A
                                                                                                                               N/A
    Vanguard Group      Vanguard U.S. Growth Portfolio                                    1,351,921             N/A
                                                                                                                               N/A
    Vanguard Group      Vanguard Wellington Fund                                          1,046,064             N/A
                                                                                                                               N/A
    Vanguard Group      Comshare Stock Fund                                               1,338,965             N/A            N/A

    Vanguard Group      Vanguard Money Market - Prime Portfolio                                 N/A      $1,452,767     $1,452,767

    Vanguard Group      Vanguard Bond Index Fund- Total Bond Market                             N/A         400,381        391,978

    Vanguard Group      Vanguard Index 500 Portfolio                                            N/A       4,404,871      2,593,837

    Vanguard Group      Vanguard U.S. Growth Portfolio                                          N/A       1,423,006        995,736

    Vanguard Group      Vanguard Wellington Fund                                                N/A         697,332        548,509

    Vanguard Group      Comshare Stock Fund                                                     N/A         659,618        717,578



           (a)                                        (b)                                 (h)
    Identity of Party                           Description of                        Current Value
        Involved                                     Asset                             of Asset on             (i)
    -----------------                           --------------                        Transaction Date    Net Gain(Loss)
                                                                                      ----------------    --------------

     Vanguard Group      Vanguard Money Market - Prime Portfolio                        $   906,292               N/A

     Vanguard Group      Vanguard Bond Index Fund- Total Bond Market                        986,508               N/A

     Vanguard Group      Vanguard Index 500 Portfolio                                     1,958,943               N/A

     Vanguard Group      Vanguard U.S. Growth Portfolio                                   1,351,921               N/A

     Vanguard Group      Vanguard Wellington Fund                                         1,046,064               N/A

     Vanguard Group      Comshare Stock Fund                                              1,338,965               N/A

     Vanguard Group      Vanguard Money Market - Prime Portfolio                          1,452,767                --

     Vanguard Group      Vanguard Bond Index Fund- Total Bond Market                        400,381        $    8,403

     Vanguard Group      Vanguard Index 500 Portfolio                                     4,404,871         1,811,034

     Vanguard Group      Vanguard U.S. Growth Portfolio                                   1,423,006           427,270

     Vanguard Group      Vanguard Wellington Fund                                           697,332           148,823

     Vanguard Group      Comshare Stock Fund                                                659,618          (57,960)



                    Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference of our report on the June 30, 1998 financial statements of the Profit Sharing Plan of Comshare, Incorporated dated September 24, 1998; included in this Form 11-K into the Company's previously filed Form S-8 and S-3 registration statements (File No. 33-6730, File No. 33-9755-3, File No. 33-28437, File No. 33-27002, File No. 33-37564, File No. 33-85720, File No. 33-87706, File No.
33-87708, File No. 33-86908 and File No. 33-65109).



                                                          Arthur Andersen LLP

Detroit, Michigan
 September  25, 1998.